                                                                    EXHIBIT 99.1

  CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
           PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

In connection with the Quarterly Report on Form 10-Q of Pacific Aerospace & Electronics, Inc. (the "Company") dated November 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Donald A. Wright, as Chief Executive Officer and President of the Company, and Charles A. Miracle, as Vice President -- Finance, Treasurer, and Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


 By                  /s/ Donald A. Wright
                     DONALD A. WRIGHT
                     President and Chief Executive Officer
                     Date: January 14, 2003


 By                  /s/ Charles A. Miracle
                     CHARLES A. MIRACLE
                     Vice President Finance, Treasurer and
                     Chief Financial Officer
                     Date: January 14, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.